                                                                    EXHIBIT 11
                                                                   PAGE 1 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                           THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                               JUNE 30,                              JUNE 30,
                                                       ------------------------              -------------------------
                                                         1994            1993                  1994             1993
                                                       --------        --------              --------         --------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                             21,779,406      19,523,447            21,749,580       19,269,639

Average common share equivalents:
  Assumed exercise of options
    outstanding                                           167,106         192,351               155,628          188,626
                                                      -----------     -----------           -----------      -----------
Primary average shares outstanding                     21,946,512      19,715,798            21,905,208       19,458,265
                                                      ===========     ===========           ===========      ===========

Earnings before accounting changes                    $    18,386     $    14,555           $    35,885      $    28,049
Less:  Preferred stock dividends
         Series B                                             (88)            (88)                 (176)            (176)
         Series C                                            (444)           (448)                 (895)            (895)
         Series D                                            (124)           (124)                 (247)            (247)
         Series E                                          (1,554)         (1,457)               (3,108)          (2,724)
                                                      -----------     -----------           -----------      -----------
Earnings before accounting changes
  applicable to common shares                         $    16,176     $    12,438           $    31,459      $    24,007
                                                      ===========     ===========           ===========      ===========

Net earnings                                          $    18,386     $    14,555           $    35,885      $    33,050
Less:  Preferred stock dividends                           (2,210)         (2,117)               (4,426)          (4,042)
                                                      -----------     -----------           -----------      -----------
Net earnings applicable to common shares              $    16,176     $    12,438           $    31,459      $    29,008
                                                      ===========     ===========           ===========      ===========
Primary Earnings Per Common Share:
  Earnings before accounting changes                  $       .74     $       .63           $      1.44      $      1.23
  Net earnings                                                .74             .63                  1.44             1.49

                                                                    EXHIBIT 11
                                                                   PAGE 2 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE



                                                           THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                               JUNE 30,                              JUNE 30,
                                                       ------------------------              -------------------------
                                                         1994            1993                  1994             1993
                                                       --------        --------              --------         --------
                                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                             21,779,406      19,523,447            21,749,580       19,269,639
Assumed conversion of options outstanding                 172,372         192,683               159,562          214,941
Assumed conversion of preferred stock
  outstanding:
      Series B                                            339,768         339,768               339,768          339,768
      Series D                                            253,655         253,655               253,655          253,655
      Series E                                          3,884,902       3,528,741             3,884,902        3,347,714
                                                      -----------     -----------           -----------      -----------
Fully diluted average shares outstanding               26,430,103      23,838,294            26,387,467       23,425,717
                                                      ===========     ===========           ===========      ===========

Earnings before accounting changes                    $    18,386     $    14,555           $    35,885      $    28,049
Less:  Series C preferred stock dividends                    (444)           (448)                 (895)            (895)
Earnings before accounting changes                    -----------     -----------           -----------      -----------
  applicable to common shares                         $    17,942     $    14,107           $    34,990      $    27,154
                                                      ===========     ===========           ===========      ===========

Net earnings                                          $    18,386     $    14,555           $    35,885      $    33,050
Less:  Series C preferred stock dividends                    (444)           (448)                 (895)            (895)
                                                      -----------     -----------           -----------      -----------
Net earnings applicable to common shares              $    17,942     $    14,107           $    34,990      $    32,155
                                                      ===========     ===========           ===========      ===========
Fully Diluted Earnings Per Common Share:
  Earnings before accounting changes                  $       .68     $       .59           $      1.33      $      1.16
  Net earnings                                                .68             .59                  1.33             1.37